TIAA-CREF Fixed-Income and Real Estate Securities Funds
Form N-SAR for the period ended March 31, 2018

Item 77I
Plan of Liquidation of TIAA-CREF Global Natural Resources Fund
On February 27, 2018, under conformed Submission 485BPOS, accession number 0000930413-18-000644, the Board of Trustees of the TIAA-CREF Funds (the "Trust") adopted a Plan of Liquidation ("Plan") with respect to the TIAA-CREF Global Natural Resources Fund (the "Fund") dated December 5, 2017, which was previously filed with the SEC as exhibit 99.(H)(30) to the Trust's Registration Statement. This Plan is incorporated herein by reference as an exhibit to Sub-Item 77I of Form N-SAR.